Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for First Quarter 2025
–Quarterly Revenue of $80.4 million –
–Gross Margin of 35.0% –
–Net Loss of $(0.3) million –
–Adjusted EBITDA1 of $12.8 million –
–Backlog and Awarded Orders Increased 5% Year-Over-Year to $645.1 million –
–Provides Second Quarter and Full Year 2025 Outlook –

PORTLAND, TN. – May 6, 2025 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions and components, including battery energy storage solutions (“BESS”) and Original Equipment Manufacturer (“OEM”) components for the global energy transition market, today announced results for its first quarter ended March 31, 2025.

“We began the year with a strong start, delivering revenue above our guided range. The investment that we have made in our commercial function is paying dividends as evidenced in both the growth and quality of our order book. I’m proud of the robust backlog and awarded orders of $645 million, with approximately $500 million scheduled for the coming four quarters. The strategic initiatives that are driving increased market penetration and diversification are progressing very well, with commercial success in international, CC&I, BESS, and OEM markets,” said Brandon Moss, CEO of Shoals.

“While volatility and uncertainty may dominate today’s headlines, the markets that we operate within are showing continued strength. Our value proposition of delivering high-quality, innovative products combined with exceptional engineering and design support is resonating with new and existing customers. The underlying fundamentals of both our industry and business opportunities remain very positive. Projects are moving forward, and 2025 is shaping up to be a solid year,” added Mr. Moss.

1Non-GAAP financial measures referenced in this release are used by management to assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measures.

First Quarter 2025 Financial Results
Revenue decreased 11.5%, to $80.4 million, compared to $90.8 million for the prior-year period, driven by strategic pricing actions, volume discounts, and customer and product mix.

Gross profit was $28.1 million, compared to $36.5 million in the prior-year period. Gross profit as a percentage of revenue was 35.0% compared to 40.2% in the prior-year period. The decline from the prior-year period was driven by strategic pricing actions, volume discounts, customer and product mix, and reduced fixed cost absorption due to lower revenues.

General and administrative expenses were $21.7 million, compared to $22.8 million during the same period in the prior year. The decrease in general and administrative expenses was the result of a $3.3 million decrease in general legal expenses for intellectual property and shareholder litigation matters, offset by a $1.7 million increase in legal expenses related to wire insulation shrinkback litigation.

Income from operations was $4.3 million, compared to $11.6 million during the prior-year period.

Net income (loss) was $(0.3) million compared to $4.8 million during the prior-year period. Earnings (loss) per share was $(0.00) compared to $0.03 in the prior-year period.

Adjusted EBITDA1 decreased $7.7 million to $12.8 million compared to $20.5 million for the prior-year period.

Adjusted net income1 decreased $7.4 million to $5.2 million compared to $12.6 million during the prior-year period. Adjusted diluted earnings per share1 were $0.03 compared to $0.07 in the prior-year period.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of March 31, 2025, were $645.1 million, representing a 4.9% increase compared to the prior-year period and a 1.6% sequential increase from December 31, 2024. The increase in backlog and awarded orders as compared to the prior-year period reflects consistent demand for the Company’s innovative products, with growth in international markets, which comprises more than 13.4% of backlog and awarded orders.

Backlog represents signed purchase orders or contractual minimum purchase commitments with take-or-pay provisions and awarded orders are orders we are in the process of documenting with a contract but for which a contract has not yet been signed.

Second Quarter 2025 Outlook
The Company is providing an outlook for the second quarter given the near-term uncertainty in the utility scale solar market, which has resulted in shifting order patterns. Based on current business conditions, business trends and other factors, for the quarter ending June 30, 2025, the Company expects:
•Revenue in the range of $100 million to $110 million
•Adjusted EBITDA1 in the range of $20 million to $25 million

Full Year 2025 Outlook
Based on current business conditions, business trends and other factors, for the full year 2025, the Company expects:
•Revenue in the range of $410 million to $450 million
•Adjusted EBITDA1 in the range of $100 million to $115 million
•Cash Flow from operations in the range of $30 million to $45 million
•Capital expenditures in the range of $25 million to $35 million
•Interest expense in the range of $8 million to $12 million

A reconciliation of Adjusted EBITDA1 guidance, which is a forward-looking measure that is a non-GAAP measure, to the most closely comparable GAAP measure is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measure may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA. We expect to continue to exclude these items in future disclosures of this non-GAAP measure and may also exclude other similar items that may arise in the future.

Webcast and Conference Call Information
Company management will host a webcast and conference call on May 6, 2025, at 8:00 a.m. Eastern Time, to discuss the Company’s financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.shoals.com.

About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of system (“EBOS”) solutions and components, including battery energy storage solutions (“BESS”) and Original Equipment Manufacturer (“OEM”) components, for the global energy transition market. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 70 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations; expectations regarding the utility-scale solar market; project delays; regulatory environment; the effects of strategic pricing actions, volume discounts and customer mix in our key markets; pipeline and orders; business strategies, plans and expectations, including sales and marketing goals; technology developments; financing and investment plans; warranty and liability accruals and estimates of loss or gains; estimates of potential loss related to the wire insulation shrinkback matter (as defined below); litigation strategy and expected benefits or results from the current intellectual property and wire insulation shrinkback litigation; potential growth opportunities, including opportunities associated with our entry into new markets; production and capacity at our plants; and potential repurchases under the Company’s Repurchase Program (as defined below). Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
Some of the key factors and scenarios that could cause actual results to differ from our expectations include, among others, If demand for solar energy projects diminishes, we may not be able to grow; if we fail to accurately estimate the potential losses related to the wire insulation shrinkback matter, or fail to recover the costs and expenses incurred by us from the supplier; the interruption of the flow of raw materials from international vendors has disrupted our supply chain, including as a result of the imposition of additional duties, tariffs, and other charges on imports and exports; the imposition of trade restrictions, import tariffs, anti-dumping, and countervailing duties; we have modified, and in the future may modify, our business strategy to abandon lines of business or implement new lines of business, and modifying our business strategy could have an adverse effect on our business and financial results; amounts included in our backlog and awarded orders may not result in actual revenue or translate into profits; defects or performance problems in our products or their parts, whether due to manufacturing, installation, or use, including those related to the wire insulation shrinkback matter, have a high consequence of failure and can lead to equipment and systems failure, physical injury or death; we have experienced, and may experience in the future, delays, disruptions, quality control, or reputational problems in our manufacturing operations in part due to our vendor concentration; if we fail to retain our key personnel and attract additional qualified personnel; our products are primarily manufactured and shipped from our production facilities in Tennessee, and any damage or disruption at these facilities may harm our business; we may face difficulties with respect to the planned consolidation and relocation of our Tennessee-based manufacturing and distribution operations, and may not realize the benefits thereof; safety issues may subject us to penalties, negatively impact customer relationships, result in higher operating costs, and negatively impact employee morale and turnover; the market for our products is competitive, and we face increased competition as new and existing competitors introduce EBOS system solutions and components; macroeconomic conditions, including high inflation, high interest rates, and geopolitical instability, impact our business and financial results; we are subject to risks associated with the patent infringement complaints that we filed with the U.S. International Trade Commission (“ITC”) and District Courts; if we fail to, or incur significant costs in order to obtain, maintain, protect, defend, or enforce our intellectual property portfolio and other proprietary rights, including the patents we are asserting in ongoing patent infringement litigation; acquisitions, joint ventures, and/or investments and the failure to integrate acquired businesses could disrupt our business; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment could harm our business; a significant drop in the price of electricity may harm our business; the unauthorized access to our information technology systems or the disclosure of personal or sensitive data or confidential information, whether through a breach of our computer system or otherwise, could severely disrupt our business; failure of our information technology systems, including those managed by third parties, whether intentional or inadvertent, could lead to delays in our business operations and, if significant or extreme, affect our results of operations; our expansion outside the U.S. could subject us to additional business, financial, regulatory, and competitive risks; our indebtedness could adversely affect our financial flexibility, restrict our current and future operations, and our competitive position; existing electric utility industry, federal, state, and municipal renewable energy and solar energy policies and regulations, including zoning and siting laws, and any subsequent changes, present technical, regulatory, and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our products or harm our ability to compete; changes in tax laws or regulations that are applied adversely to us, or our customers could materially adversely affect our business, financial condition, results of operations, and prospects; and the market price of our Class A common stock may decline and may continue to be subject to significant volatility.
These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted Gross Profit as gross profit plus wire insulation shrinkback expenses. We define Adjusted Gross Profit Percentage as Adjusted Gross Profit divided by revenue. We define Adjusted EBITDA as net income (loss) plus/(minus) (i) interest expense, (ii) interest income, (iii) income tax expense, (iv) depreciation expense, (v) amortization of intangibles, (vi) equity-based compensation, (vii) wire insulation shrinkback expenses, and (viii) wire insulation shrinkback litigation expenses. We define Adjusted Net Income as net income (loss) plus (i) amortization of intangibles, (ii) amortization / write-off of deferred financing costs, (iii) equity-based compensation, (iv) wire insulation shrinkback expenses, and (v) wire insulation shrinkback litigation expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation, as applicable; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.
Among other limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.
Because of these limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage, net income (loss) to Adjusted EBITDA, and net income (loss) to Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	March 31, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$35,609	$23,511
Accounts receivable, net	67,704	78,181
Unbilled receivables	10,409	20,834
Inventory, net	61,173	55,977
Other current assets	12,851	9,849
Total Current Assets	187,746	188,352
Property, plant and equipment, net	30,040	28,222
Goodwill	69,941	69,941
Other intangible assets, net	39,187	41,083
Deferred tax assets	451,872	454,160
Other assets	9,635	11,322
Total Assets	$788,421	$793,080

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$26,714	$20,032
Accrued expenses and other	12,418	12,541
Warranty liability—current portion	25,956	29,602
Deferred revenue	15,195	18,737
Total Current Liabilities	80,283	80,912
Revolving line of credit	141,750	141,750
Warranty liability, less current portion	5,457	11,392
Other long-term liabilities	2,003	2,226
Total Liabilities	229,493	236,280
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 171,078,789 and 170,670,779 shares issued; 167,170,402 and 166,762,392 outstanding as of March 31, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	485,960	483,550
Treasury stock, at cost, 3,908,387 shares as of March 31, 2025 and December 31, 2024, respectively	(25,331)	(25,331)
Retained earnings	98,297	98,579
Total stockholders' equity	558,928	556,800
Total Liabilities and Stockholders’ Equity	$788,421	$793,080

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue	$80,631	$90,807
Cost of revenue	52,221	54,347
Gross profit	28,140	36,460
Operating expenses
General and administrative expenses	21,693	22,772
Depreciation and amortization	2,135	2,104
Total operating expenses	23,828	24,876
Income from operations	4,312	11,584
Interest expense	(2,415)	(4,475)
Interest income	118	113
Income before income taxes	2,015	7,222
Income tax expense	(2,297)	(2,448)
Net income (loss)	$(282)	$4,774

Earnings (loss) per share of Class A common stock:
Basic	$(0.00)	$0.03
Diluted	$(0.00)	$0.03
Weighted average shares of Class A common stock outstanding:
Basic	166,960	170,282
Diluted	166,960	170,514

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash Flows from Operating Activities
Net income (loss)	$(282)	$4,774
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,287	3,002
Amortization/write off of deferred financing costs	156	2,626
Equity-based compensation	2,661	5,023
Provision for obsolete or slow-moving inventory	252	—
Provision for warranty expense	257	565
Deferred taxes	2,288	2,495
Changes in assets and liabilities:
Accounts receivable	10,477	3,715
Unbilled receivables	10,425	16,730
Inventory	(5,448)	(6,761)
Other assets	(1,471)	(3,165)
Accounts payable	6,682	1,332
Accrued expenses and other	(347)	(13,402)
Warranty liability	(9,837)	(3,680)
Deferred revenue	(3,542)	(394)
Net Cash Provided by Operating Activities	15,558	12,860
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(3,209)	(2,483)
Net Cash Used in Investing Activities	(3,209)	(2,483)
Cash Flows from Financing Activities
Employee withholding taxes related to net settled equity awards	(251)	(816)
Payments on term loan facility	—	(143,750)
Proceeds from revolving credit facility	20,000	143,750
Repayments of revolving credit facility	(20,000)	(15,000)
Deferred financing costs	—	(2,032)
Net Cash Used in Financing Activities	(251)	(17,848)
Net Increase (Decrease) in Cash and Cash Equivalents	12,098	(7,471)
Cash and Cash Equivalents—Beginning of Period	23,511	22,707
Cash and Cash Equivalents—End of Period	$35,609	$15,236

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage (in thousands):

	Three Months Ended March 31,
	2025	2024
Revenue	$80,361	$90,807
Cost of revenue	52,221	54,347
Gross profit	$28,140	$36,460
Gross profit percentage	35.0%	40.2%

Wire insulation shrinkback expenses (a)	$—	$—
Adjusted gross profit	$28,140	$36,460
Adjusted gross profit percentage	35.0%	40.2%

Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$(282)	$4,774
Interest expense	2,415	4,475
Interest income	(118)	(113)
Income tax expense	2,297	2,448
Depreciation expense	1,391	1,106
Amortization of intangibles	1,896	1,896
Equity-based compensation	2,661	5,023
Wire insulation shrinkback expenses(a)	—	—
Wire insulation shrinkback litigation expenses (b)	2,529	849
Adjusted EBITDA	$12,789	$20,458

Reconciliation of Net Income (Loss) to Adjusted Net Income (in thousands):

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$(282)	$4,774
Amortization of intangibles	1,896	1,896
Amortization / write-off of deferred financing costs	156	2,626
Equity-based compensation	2,661	5,023
Wire insulation shrinkback expenses(a)	—	—
Wire insulation shrinkback litigation expenses (b)	2,529	849
Tax impact of adjustments (c)	(1,767)	(2,547)
Adjusted Net Income	$5,193	$12,621

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
(a)    For the three months ended March 31, 2025 and 2024, there were no expenses related to warranty for wire insulation shrinkback relating to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback. We consider expenses incurred in connection with the identification, repair and replacement of the impacted wire harnesses distinct from normal, ongoing service identification, repair and replacement expenses that would be reflected under ongoing warranty expenses within the operation of our business, which we do not exclude from our non-GAAP measures. In the future, we also intend to exclude from our non-GAAP measures the benefit of liability releases, if any. We believe excluding expenses from these discrete liability events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(b)    For the three months ended March 31, 2025 and 2024, represents $2.5 million and $0.8 million, respectively, of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. We consider this litigation distinct from ordinary course legal matters given the expected magnitude of the expenses, the nature of the allegations in the Company’s complaint, the amount of damages sought, and the impact of the matter underlying the litigation on the Company’s financial results. In the future, we also intend to exclude from our non-GAAP measures the benefit of recovery, if any. We believe excluding expenses from these discrete litigation events provides investors with a better view of the operating performance of our business and allows for comparability through periods.
(c)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes. Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax. The adjustment to the provision for income tax reflects the effective tax rates below.

	Three Months Ended March 31,
	2025	2024
Statutory U.S. Federal income tax rate	21.0%	21.0%
Permanent adjustments	0.6%	0.8%
State and local taxes (net of federal benefit)	2.8%	2.7%
Effective income tax rate for Adjusted Net Income	24.4%	24.5%

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

	Three Months Ended March 31,
	2025	2024
Adjusted diluted weighted average shares outstanding	166,960	170,514

Adjusted Net Income	$5,193	$12,621
Adjusted Diluted EPS	$0.03	$0.07